UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 6, 2016

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
In connection with the offering described in Item 8.01 below, GoDaddy Inc. (the “Company”) issued approximately 10,400,000 shares of Class A common stock to certain Selling Stockholders (as defined below) upon exchange of Desert Newco, LLC units (together with the same number of Class B common stock) pursuant to the exchange agreement between the holders of Desert Newco, LLC units and the Company.
The issuance of shares of Class A common stock in accordance with the terms and subject to the conditions set forth in the exchange agreement will be made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 8.01 Other Events
On April 6, 2016, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. as representatives of the several underwriters named therein (the “Underwriters”), and the selling stockholders named therein (collectively, the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders have agreed to sell, and the Underwriters have agreed to purchase, subject to and on the conditions set forth therein, an aggregate of 18,975,000 shares of the Company’s Class A common stock (which amount includes 2,475,000 million shares of the Company’s Class A common stock sold pursuant to the exercise of the option to purchase additional shares granted to the Underwriters by certain of the Selling Stockholders). The Company will not sell any shares in the offering and will not receive any proceeds from the sale of shares by the Selling Stockholders.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.
The offering is being made pursuant to the Company’s automatically effective shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-210589), including the prospectus dated April 5, 2016 contained therein, and the prospectus supplement dated April 6, 2016.
The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
The Company is filing the opinion of its counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, as Exhibit 5.1 hereto, regarding the legality of the shares of Class A common stock covered by the Underwriting Agreement.
On April 5, 2016, the Company issued a press release announcing the offering described above. On April 6, 2016, the Company issued a press release announcing the pricing of the offering described above. Copies of these press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of April 6, 2016, by and among GoDaddy Inc., the Selling Stockholders and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
99.1	Press Release issued by GoDaddy Inc. on April 5, 2016
99.2	Press Release issued by GoDaddy Inc. on April 6, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

By:	/s/ Nima J. Kelly
Nima J. Kelly General Counsel

Date: April 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of April 6, 2016, by and among GoDaddy Inc., the Selling Stockholders and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
99.1	Press Release issued by GoDaddy Inc. on April 5, 2016
99.2	Press Release issued by GoDaddy Inc. on April 6, 2016